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                                                                   EXHIBIT 10(n)

AMENDMENT TO RESEARCH AND DEVELOPMENT SERVICES AGREEMENT (the "Amendment") made and entered into on April 19, 2004, by and between Big Bang Technologies, Inc., a California corporation with an office at 1810 Old Oakland Road, Suite F, San Jose, California 95131 ("BBT"), and e-Smart Technologies, Inc., a Nevada corporation with an office at 7225 Bermuda Road, Suite C, Las Vegas, Nevada 89119 (the "Company"). The Company and BBT are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

WHEREAS, the Company and ABG are the Parties to a Research and Development Services Agreement dated May 29, 2003 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement to include the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals, and the other good and valuable consideration hereinafter set forth, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties agree as follows:


     1. AMENDMENT TO THE AGREEMENT. The Parties hereby amend the Agreement as follows:

          A. Paragraphs 3 and 5 of the Agreement are hereby deleted in their entirety and the following Paragraphs are hereby substituted in their place and stead:

               "3. Description of the Services. During the Term, BBT shall supply the personal services of Tamio Saito as the Company's Chief Technical Officer and certain other employees of BBT to oversee and advise the Company with respect to all aspects of the development of the Company's Super Smart Card(TM) technology including but not limited to the following: (See Exhibit A).

The foregoing are collectively referred to as the "Services". The Services will be undertaken by BBT pursuant to the instructions of the Company from time to time provided to BBT.

               5. Compensation. As compensation for the Services, the Company hereby agrees to pay to BBT a fee of $22,000 per month (the "Monthly Fee" which shall include the compensation of Tamio Saito to be the Company's CTO). The Monthly Fee shall be payable on the 1st day of each month. Accordingly, the Monthly Fee shall commence on May 1, 2004. It is expressly agreed and understood that the Monthly Fee does not include extraordinary expenses such as airfare, out of town travel, litigation, etc. BBT shall seek pre-approval from the Company for any such expenses in


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excess of $100. Any and all expenses will be invoiced by BBT to the Company as soon as practicable and will be due upon receipt."

          B. The following new Paragraphs numbered 22 and 23 are hereby added to the Agreement, which Paragraphs are to read in their entirety as follows:

              "23. Sublease. BBT hereby subleases to the Company and the Company hereby assumes and accepts dominion and control over approximately 1,200 square feet of space plus common areas and the use of a conference room) at BBT's premises at 1810 Old Oakland Road, Suite F, San Jose, California 95131 (the "Subleased Premises"). The rent for the Subleased Premises shall be $3,000 per month commencing on May 1, 2004, and terminating on April 30, 2005.

               24. Employees. Commencing May 1, 2004, the Company shall employ Tetsuo Minato, Etsuko Lator, Eriko Fukadu and Tamae Ito as full time research and development and technology employees of the Company, and BBT hereby covenants and agrees to terminate its employment with such employees as of that date."

     2. CONFIRMATION OF THE AGREEMENT. Except as herein modified, the Parties hereby reconfirm the validity and enforceability of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by the undersigned duly authorized respective officers, effective as of the day and year first set forth above.

Big Bang Technologies, inc.

By: /s/ Tamio Saito
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     Tamio Saito, President


e-Smart Technologies, Inc.

By: /s/ Mary A. Grace
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      Mary A. Grace, President